AMENDMENT AGREEMENT TO ESCROW AGREEMENT

THIS AMENDMENT ESCROW AGREEMENT (this “Agreement”) dated August 9, 2004, is made by and among Rapa Mining, Inc. (the “Company”) and Joseph I. Emas Esq. (the “Escrow Agent”).

The Company and the Escrow Agent entered into an Escrow Agreement dated July 16, 2004.

NOW, THEREFORE, in consideration of the agreements and understandings contemplated, the parties hereto agree as follows:

1. The  Agreement  is  amended  by replacing sections 1 and 2 as follows:

1.

Escrow Deposit. Upon the Effective Date, the Company may accept subscriptions for its shares of common stock from qualified investors. The Company shall instruct all subscribers (each a “Subscriber”) to make their checks, bank drafts or money orders for the purchase of such shares payable to the Escrow Agent in trust and to deliver such payment to the Escrow Agent. The Escrow Agent shall deposit all subscription funds received into a non-interest bearing attorney’s trust account in accordance with the requirements of the Florida Bar.

2.

Release of Funds to Subscribers. If the Company does not complete the Minimum Offering within 180 days from the Effective Date, the Escrow Agent shall forthwith promptly return each subscriber’s respective subscription funds.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

COMPANY:

Rapa Mining, Inc.

per: /S/ Brian Cheston

__________________________

Authorized Signatory

ESCROW AGENT:

Joseph I. Emas

per: /S/ Joseph I. Emas

________________________

Joseph I. Emas, Esq.

1

Escrow Agreement